UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 5, 2013

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.
Subsequent to its earnings release for the third quarter of 2013, HealthSouth Corporation (“HealthSouth” or the “Company”) assembled an Investor Reference Book, which is attached to this Current Report on Form 8‑K as Exhibit 99.1 (the “Investor Reference Book”). The Investor Reference Book addresses, among other things, an overview of the Company and its industry, a historical perspective of the Company, the Company’s business outlook, the Company’s financial and operational metrics and initiatives, and the Company’s value proposition. The Investor Reference Book is available at
http://investor.healthsouth.com by clicking on an available link.
The Company reiterates as of the date hereof its guidance for 2013, as previously reported in the press release furnished as an exhibit to the Current Report on Form 8-K dated October 28, 2013 and during the Company’s earnings conference call held on October 29, 2013.
The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on hospitals open throughout both the full current periods and throughout the full prior periods presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.
The information contained in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Note Regarding Presentation of Non-GAAP Financial Measures
The financial data contained in the Investor Reference Book attached hereto as Exhibit 99.1 includes non-GAAP financial measures, including the Company’s leverage ratio and Adjusted EBITDA. The leverage ratio referenced therein is defined as the ratio of consolidated total debt to Adjusted EBITDA for the trailing four quarters. The Company believes its leverage ratio and Adjusted EBITDA are measures of its ability to service its debt and its ability to make capital expenditures. Additionally, the leverage ratio is a standard measurement used by investors to gauge the creditworthiness of an institution. The Company’s credit agreement also includes a maximum leverage ratio financial covenant which allows the Company to deduct up to $75 million of cash on hand from consolidated total debt. The Company reconciles Adjusted EBITDA to net income and to net cash provided by operating activities.
The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Liquidity and Capital Resources,” and Note 8, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10‑K for the year ended December 31, 2012 (the “2012 Form 10‑K”). These covenants are material terms of the credit agreement. Noncompliance with these financial covenants under the credit agreement—its interest coverage ratio and its leverage ratio—could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might not be on terms favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying common stock dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company’s assessment of its liquidity.
In general terms, the credit agreement definition of Adjusted EBITDA, referred to as “Adjusted Consolidated EBITDA” there, allows the Company to add back to consolidated net income interest expense, income taxes, and depreciation and amortization and then add back to consolidated net income (1) all unusual or nonrecurring items reducing consolidated net income (of which only up to $10 million in a year may be cash expenditures), (2) costs and expenses related to refinancing transactions (in years prior to 2012), (3) any losses from discontinued operations and closed locations, (4) costs and expenses, including legal fees and expert witness fees, incurred with respect to litigation associated with stockholder derivative litigation, including the matters related to Ernst & Young LLP and Richard Scrushy discussed in Note 19, Contingencies and Other Commitments, to the consolidated financial statements accompanying the 2012 Form 10-K and Note 10, Contingencies and Other Commitments, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2013 (the “September 2013 Form 10-Q”), and (5) share-based compensation expense. The Company also subtracts from consolidated net income all unusual or nonrecurring items to the extent they increase consolidated net income.
Under the credit agreement, the Adjusted EBITDA calculation does not include net income attributable to noncontrolling interests and includes (1) gain or loss on disposal of assets, (2) professional fees unrelated to the stockholder derivative litigation, and (3) unusual or nonrecurring cash expenditures in excess of $10 million. These items may not be indicative of the Company’s ongoing performance, so the Adjusted EBITDA calculation presented here includes adjustments for them.
Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in Note 1, Summary of Significant Accounting Policies, to the consolidated financial statements accompanying the 2012 Form 10‑K.
The Company also uses adjusted free cash flow as an analytical indicator to assess its performance. Management believes the presentation of adjusted free cash flow provides investors an efficient means by which they can evaluate the Company’s capacity to reduce debt, pursue development activities, and return capital to its common stockholders. The calculation of adjusted free cash flow and a reconciliation of net cash provided by operating activities to adjusted free cash flow is included in the Investor Reference Book attached hereto as Exhibit 99.1. This measure is not a defined measure of financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities. The Company’s definition of adjusted free cash flow is limited and does not represent residual cash flows available for discretionary spending. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. See the consolidated statements of cash flows included in the 2012 Form 10-K and the condensed consolidated statements of cash flows included in the September 2013 Form 10-Q for the GAAP measures of cash flows from operating, investing, and financing activities.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,		Year Ended December 31,
	2013	2012	2013	2012	2012	2011	2010	2009	2008
	(In Millions)
Net cash provided by operating activities	$142.6	$107.2	$369.4	$302.2	$411.5	$342.7	$331.0	$406.1	$227.2
Provision for doubtful accounts	(8.0)	(7.0)	(22.4)	(19.8)	(27.0)	(21.0)	(16.4)	(30.7)	(23.0)
Professional fees—accounting, tax, and legal	4.2	4.1	7.8	13.2	16.1	21.0	17.2	8.8	44.4
Interest expense and amortization of debt
discounts and fees	25.3	23.5	73.9	69.8	94.1	119.4	125.6	125.7	159.3
UBS Settlement proceeds, gross	—	—	—	—	—	—	—	(100.0)	—
Equity in net income of nonconsolidated
affiliates	2.0	3.3	8.2	9.7	12.7	12.0	10.1	4.6	10.6
Net income attributable to noncontrolling
interests in continuing operations	(14.1)	(12.8)	(42.5)	(38.6)	(50.9)	(47.0)	(40.9)	(33.3)	(29.8)
Amortization of debt discounts and fees	(1.0)	(0.9)	(3.0)	(2.7)	(3.7)	(4.2)	(6.3)	(6.6)	(6.5)
Distributions from nonconsolidated affiliates	(4.6)	(2.4)	(9.6)	(7.9)	(11.0)	(13.0)	(8.1)	(8.6)	(10.9)
Current portion of income tax expense (benefit)	2.5	(0.6)	3.0	3.7	5.9	0.6	2.9	(7.0)	(72.8)
Change in assets and liabilities	(14.4)	10.4	21.8	48.8	58.1	41.4	5.7	9.1	58.0
Net premium paid on bond
issuance/redemption	—	—	—	—	1.9	22.8	—	—	—
Net cash used in (provided by) operating
activities of discontinued operations	1.2	0.2	1.4	(1.5)	(2.0)	(9.1)	(13.2)	(5.7)	(32.5)
Other, including realized losses and (gains)
on sales of investments	(0.2)	0.2	1.3	0.4	0.2	0.6	2.0	1.3	(1.4)
Adjusted EBITDA	$135.5	$125.2	$409.3	$377.3	$505.9	$466.2	$409.6	$363.7	$322.6

For the three months ended September 30, 2013, net cash used in investing activities was $95.8 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended September 30, 2013 was $50.5 million and resulted primarily from net debt payments, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company's convertible perpetual preferred stock.
For the three months ended September 30, 2012, net cash used in investing activities was $36.0 million and resulted primarily from capital expenditures. Net cash provided by financing activities during the three months ended September 30, 2012 was $50.8 million and resulted primarily from net proceeds from debt transactions offset by distributions paid to noncontrolling interests of consolidated affiliates and dividends paid on the Company's convertible perpetual preferred stock.
For the nine months ended September 30, 2013, net cash used in investing activities was $197.2 million and resulted primarily from capital expenditures and acquisition activity. Net cash used in financing activities during the nine months ended September 30, 2013 was $240.0 million and resulted primarily from repurchases of common stock as part of the tender offer completed in the first quarter of 2013.
For the nine months ended September 30, 2012, net cash used in investing activities was $124.3 million and resulted primarily from capital expenditures. Net cash used in financing activities during the nine months ended September 30, 2012 was $44.8 million and resulted primarily from repurchases of 46,645 shares of the Company's convertible perpetual preferred stock, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company's convertible perpetual preferred stock offset by net proceeds from debt transactions and capital contributions from consolidated affiliates.
For the year ended December 31, 2012, net cash used in investing activities was $178.8 million and resulted primarily from capital expenditures. Net cash used in financing activities during the year ended December 31, 2012 was $130.0 million and resulted primarily from distributions paid to noncontrolling interests of consolidated affiliates, repurchases of 46,645 shares of the Company's convertible perpetual preferred stock, dividends paid on the Company's convertible perpetual preferred stock, and net principal payments on debt offset by capital contributions from consolidated affiliates.
For the year ended December 31, 2011, net cash used in investing activities was $24.6 million and resulted primarily from capital expenditures, net settlement payments related to interest rate swaps, and purchases of restricted investments offset by proceeds from the sale of five long-term acute care hospitals in August 2011. Net cash used in financing activities during the year ended December 31, 2011 was $336.3 million and resulted primarily from net debt payments, including the optional redemption of the Company's 10.75% Senior Notes due 2016, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company's convertible perpetual preferred stock.
For the year ended December 31, 2010, net cash used in investing activities was $125.9 million and resulted primarily from capital expenditures, net settlement payments related to interest rate swaps, acquisitions of businesses, and net purchases of restricted investments offset by a decrease in restricted cash and proceeds from the sale of the Company’s hospital in Baton Rouge. Net cash used in financing activities during the year ended December 31, 2010 was $237.5 million and resulted primarily from net debt payments, distributions paid to noncontrolling interests of consolidated affiliates, dividends paid on the Company’s convertible perpetual preferred stock, and debt amendment and issuance costs.
For the year ended December 31, 2009, net cash used in investing activities was $133.0 million and resulted primarily from capital expenditures and net settlement payments related to interest rate swaps. Net cash used in financing activities during the year ended December 31, 2009 was $224.3 million and resulted primarily from net debt payments, distributions paid to noncontrolling interests of consolidated affiliates, dividends paid on the Company’s convertible perpetual preferred stock, and debt amendment and issuance costs.
For the year ended December 31, 2008, net cash used in investing activities was $40.0 million and resulted primarily from capital expenditures, including expenditures associated with development activities, and net settlement payments related to an interest rate swap offset by proceeds from asset disposals, including the Company’s corporate campus. Net cash used in financing activities during the year ended December 31, 2008 was $176.0 million and resulted primarily from net debt payments made during the period, as well as distributions paid to noncontrolling interests of consolidated affiliates and dividends paid on the Company’s perpetual preferred stock, offset by proceeds from the issuance of common stock.
Forward-Looking Statements
Statements contained in this document and the Investor Reference Book attached hereto as Exhibit 99.1 which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth’s plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth’s business strategy, its financial plans, its future financial performance, or its projected business results or model, or its projected capital expenditures, or its leverage ratio. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth's common or preferred stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending HHS-OIG investigations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth’s information systems; significant changes in HealthSouth’s management team; HealthSouth’s ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth’s response thereto; HealthSouth’s ability to obtain and retain favorable arrangements with third-party payors; HealthSouth’s ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth’s labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth’s ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth’s SEC filings and other public announcements, including HealthSouth’s Form 10-K for the year ended December 31, 2012 and Form 10-Q for the quarters ended September 30, 2013, June 30, 2013, and March 31, 2013.
ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits

99.1	HealthSouth Corporation Investor Reference Book - Post Q3 2013 Earnings Release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: November 5, 2013